                                                                    Exhibit 10.2


================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                  July 22, 2004

                                     between

                              TELEFLEX INCORPORATED

                                       and

                            The LENDERS Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                         -------------------------------

                            JPMORGAN SECURITIES INC.

                                       and

                         WACHOVIA CAPITAL MARKETS, LLC,
                  as Joint Lead Arrangers and Joint Bookrunners

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                              as Syndication Agents

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Defined Terms.........................................................................    1
SECTION 1.02.  Classification of Loans and Borrowings................................................   18
SECTION 1.03.  Terms Generally.......................................................................   19
SECTION 1.04.  Accounting Terms; GAAP................................................................   19
SECTION 1.05.  Currencies; Currency Equivalents......................................................   19

                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  The Commitments.......................................................................   20
SECTION 2.02.  Loans and Borrowings..................................................................   21
SECTION 2.03.  Requests for Syndicated Borrowings....................................................   21
SECTION 2.04.  Competitive Bid Procedure.............................................................   22
SECTION 2.05.  Swingline Loans.......................................................................   25
SECTION 2.06.  Letters of Credit.....................................................................   26
SECTION 2.07.  Funding of Borrowings.................................................................   31
SECTION 2.08.  Interest Elections....................................................................   31
SECTION 2.09.  Changes of Commitments................................................................   33
SECTION 2.10.  Repayment of Loans; Evidence of Debt..................................................   35
SECTION 2.11.  Prepayment of Loans...................................................................   36
SECTION 2.12.  Fees..................................................................................   37
SECTION 2.13.  Interest..............................................................................   38
SECTION 2.14.  Alternate Rate of Interest............................................................   39
SECTION 2.15.  Increased Costs.......................................................................   40
SECTION 2.16.  Break Funding Payments................................................................   41
SECTION 2.17.  Taxes.................................................................................   42
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs...........................   43
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders........................................   45

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers..................................................................   46
SECTION 3.02.  Authorization; Enforceability.........................................................   46
SECTION 3.03.  Governmental Approvals; No Conflicts..................................................   47
SECTION 3.04.  Financial Condition; No Material Adverse Change.......................................   47
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SECTION 3.05.  Properties............................................................................   47
SECTION 3.06.  Litigation and Environmental Matters..................................................   48
SECTION 3.07.  Compliance with Laws and Agreements...................................................   48
SECTION 3.08.  Investment and Holding Company Status.................................................   48
SECTION 3.09.  Taxes.................................................................................   48
SECTION 3.10.  ERISA.................................................................................   48
SECTION 3.11.  Disclosure............................................................................   49
SECTION 3.12.  Use of Credit.........................................................................   49
SECTION 3.13.  Subsidiaries and Investments..........................................................   49

                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.  Effective Date........................................................................   50
SECTION 4.02.  Each Credit Event.....................................................................   51

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Statements and Other Information............................................   51
SECTION 5.02.  Notices of Material Events............................................................   52
SECTION 5.03.  Existence; Conduct of Business........................................................   53
SECTION 5.04.  Payment of Obligations................................................................   53
SECTION 5.05.  Maintenance of Properties and Insurance...............................................   53
SECTION 5.06.  Books and Records; Inspection Rights..................................................   53
SECTION 5.07.  Compliance with Laws and Agreements...................................................   54
SECTION 5.08.  Use of Loan Proceeds and Letters of Credit............................................   54

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.  Subsidiary Indebtedness...............................................................   54
SECTION 6.02.  Liens ................................................................................   55
SECTION 6.03.  Fundamental Changes...................................................................   56
SECTION 6.04.  Dispositions of Property..............................................................   56
SECTION 6.05.  Acquisitions..........................................................................   57
SECTION 6.06.  Restricted Payments...................................................................   57
SECTION 6.07.  Transactions with Affiliates..........................................................   58
SECTION 6.08.  Restrictive Agreements................................................................   58
SECTION 6.09.  Certain Financial Covenants...........................................................   58
SECTION 6.10.  Lines of Business.....................................................................   58

                                   ARTICLE VII

                                EVENTS OF DEFAULT ...................................................   58
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                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT.................................................   61

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.  Notices...............................................................................   63
SECTION 9.02.  Waivers; Amendments...................................................................   64
SECTION 9.03.  Expenses; Indemnity; Damage Waiver....................................................   65
SECTION 9.04.  Successors and Assigns................................................................   66
SECTION 9.05.  Survival..............................................................................   69
SECTION 9.06.  Counterparts; Integration; Effectiveness..............................................   69
SECTION 9.07.  Severability..........................................................................   70
SECTION 9.08.  Right of Setoff.......................................................................   70
SECTION 9.09.  Governing Law; Jurisdiction; Etc......................................................   70
SECTION 9.10.  WAIVER OF JURY TRIAL..................................................................   71
SECTION 9.11.  Judgment Currency.....................................................................   71
SECTION 9.12.  Headings..............................................................................   72
SECTION 9.13.  Treatment of Certain Information; Confidentiality.....................................   72
SECTION 9.14.  Patriot Act...........................................................................   73
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                                     -iii-
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
SCHEDULES

SCHEDULE 2.01    Commitments
SCHEDULE 2.06    Existing Letters of Credit
SCHEDULE 3.06(a) Litigation
SCHEDULE 3.06(b) Environmental Matters
SCHEDULE 3.13    Subsidiaries and Investments
SCHEDULE 6.01    Existing Indebtedness
SCHEDULE 6.02    Existing Liens
SCHEDULE 6.08    Existing Restrictive Agreements

ANNEXES

ANNEX I          Mandatory Cost Rate

EXHIBITS

EXHIBIT A        Form of Assignment and Assumption
EXHIBIT B        Form of Opinion of Counsel to the Borrower
EXHIBIT C        Form of Opinion of Special New York Counsel to JPMCB
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                                      -iv-

            CREDIT AGREEMENT dated as of July 22, 2004, between TELEFLEX INCORPORATED, the LENDERS party hereto and JPMORGAN CHASE BANK, as Administrative Agent.

            The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) extend credit to it in an original aggregate principal or face amount not exceeding $400,000,000 at any time outstanding. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Acquired Entity" means any business, assets or Person subject to an Acquisition.

            "Acquisition" means any transaction, or any series of related transactions, consummated after the date hereof, by which the Borrower and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, limited liability company, partnership, joint venture or other entity or any division of any corporation, limited liability company, partnership, joint venture or other entity or the right to use or manage or otherwise exploit any such business or assets, whether through purchase or lease of assets, merger or otherwise or (b) directly or indirectly acquires ownership or Control of at least a majority (in number of votes) of Capital Stock which has ordinary voting power for the election of directors or other managers of any corporation, limited liability company, partnership, joint venture or other entity.

            "Adjusted LIBO Rate" means, for the Interest Period for any Syndicated Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period, provided that, notwithstanding the foregoing, the Adjusted LIBO Rate for any Eurocurrency Borrowing denominated in Sterling for any Interest Period shall be the sum of (i) the rate referred to in clause (a) above plus (ii) the MCR Cost.

            "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

                                Credit Agreement

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                                      -2-

            "Administrative Agent's Account" means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agreed Foreign Currency" means, at any time, any of Canadian Dollars, euro, Sterling, Swedish Krona and Yen and, with the agreement of each Lender, any other Foreign Currency, so long as, in respect of any such specified Currency or other Foreign Currency, at such time (a) such Currency is dealt with in the London interbank deposit market, (b) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Currency is required to permit use of such Currency by any Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 0.50%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

            "Applicable Percentage" means, with respect to any Lender, the percentage of the aggregate amount of the Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the aggregate principal amount of the Syndicated Loans held by the Lenders or, if no Syndicated Loans are outstanding, the Commitments most recently in effect (giving effect to any assignments).

            "Applicable Rate" means, for any day, with respect to any ABR Loan (including any Swingline Loan) or Syndicated Eurocurrency Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurocurrency Spread" or "Facility Fee Rate", respectively, based upon the Leverage Ratio as of the most recent determination date; provided that the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 2 from the Effective Date until the next change in the Applicable Rate in accordance with the immediately succeeding sentence:

                                Credit Agreement

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                                      -3-

                                                                       EURO-
                                 LEVERAGE               ABR           CURRENCY           FACILITY FEE
                                   RATIO               SPREAD         SPREAD                 RATE
                      -------------------------------  ------         --------           ------------
Category 1:           > 3.00 to 1                        0%             0.80%                0.20%
Category 2:           > 2.50 to 1 and < or = 3.0 to 1    0%             0.70%               0.175%
Category 3:           > 2.0 to 1 and < or = 2.50 to 1    0%             0.60%                0.15%
Category 4:           > 1.50 to 1 and < or = 2.0 to 1    0%             0.50%               0.125%
Category 5:           < or = 1.50 to 1                   0%             0.40%                0.10%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing and (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

            "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means Teleflex Incorporated, a Delaware corporation.

                                Credit Agreement

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                                       -4-

            "Borrowing" means (a) all Syndicated ABR Loans made, converted or continued on the same date, (b) all Syndicated Eurocurrency Loans or Competitive Loans of the same Class, Type and Currency that have the same Interest Period (or any single Competitive Loan that does not have the same Interest Period as any other Competitive Loan of the same Type and Currency) or (c) a Swingline Loan.

            "Borrowing Request" means a request by the Borrower for a Syndicated Borrowing in accordance with Section 2.03.

            "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a Competitive Bid Request or Competitive Bid for a Competitive Eurocurrency Loan, or to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in the Currency of such Borrowing are carried out in the London interbank market and (c) if such day relates to a Competitive Bid Request or Competitive Bid for a Competitive Eurocurrency Loan denominated in any Foreign Currency, or to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in any Foreign Currency, or to a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency.

            "Canadian Dollars" and "Cdn $" means the lawful currency of Canada.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and
(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

            "Change of Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting

                                Credit Agreement

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                                       -5-

power represented by the issued and outstanding Capital Stock of the Borrower;
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Syndicated Loans, Competitive Loans or Swingline Loans.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make Syndicated Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section
2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders' Commitments is $400,000,000 as of the Effective Date.

            "Commitment Termination Date" means July 22, 2009.

            "Competitive", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.04.

            "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

            "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

            "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

            "Consolidated EBITDA" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP),

                                Credit Agreement

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                                       -6-

of the following: (a) Consolidated Net Income for such period plus (b) without duplication and to the extent reflected as a charge in the income statement for such period, the sum of (i) income tax expense, (ii) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (iii) depreciation and amortization expense, including amortization of intangibles (including, but not limited to, goodwill) and (iv) other non-recurring non-cash charges, provided that with respect to any such period in which any Person (x) consolidates with or merges with the Borrower or any Subsidiary, or conveys, transfers or leases all or substantially all of its assets in a single transaction or series of transactions to the Borrower or any Subsidiary, and concurrently therewith becomes a Subsidiary or (y) ceases to be a Subsidiary during such period, EBITDA for such period shall be calculated on a pro forma basis so as to give effect to such event as of the first day of such period.

            "Consolidated Interest Coverage Ratio" means, as at any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Interest Expense for such period.

            "Consolidated Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations and any implied interest component in connection with the Receivables Securitization Program) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Swap Agreements relating to interest during such period (whether or not actually paid or received during such period), provided that with respect to any such period in which any Person (x) consolidates with or merges with the Borrower or any Subsidiary, or conveys, transfers or leases all or substantially all of its assets in a single transaction or series of transactions to the Borrower or any Subsidiary, and concurrently therewith becomes a Subsidiary or (y) ceases to be a Subsidiary during such period, Consolidated Interest Expense for such period shall be calculated on a pro forma basis so as to give effect to such event as of the first day of such period.

            "Consolidated Leverage Ratio" means, as at any date, the ratio of
(a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

            "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by

                                Credit Agreement

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                                       -7-

the terms of any Contractual Obligation (other than under any Loan Document) or any Requirement of Law, in each case applicable to such Subsidiary.

            "Consolidated Net Worth" means, at any date, the stockholders' equity of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Total Assets" means, at any time, the aggregate amount of all assets of the Borrower and its Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Total Capitalization" means, at any time, the sum of
(i) Consolidated Net Worth at such time and (ii) Consolidated Total Indebtedness at such time.

            "Consolidated Total Indebtedness" means, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Syndicated Loans and its LC Exposure and Swingline Exposure at such time.

            "Currency" means Dollars or any Foreign Currency.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Disclosed Matters" means the actions, suits and proceedings disclosed in Schedule 3.06(a) and the environmental matters disclosed in
Schedule 3.06(b).

            "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any Person, including, without limitation, any sale of an equity interest in any Subsidiary. The terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Dollar Equivalent" means, with respect to any Borrowing denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Borrowing on the date two Business Days prior to the date of such

                                Credit Agreement

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                                       -8-

Borrowing (or, in the case of any redenomination under the last sentence of Section 2.18(a), on the date of redenomination therein referred to), based upon the spot selling rate at which the Administrative Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

            "Dollars" or "$" means the lawful currency of the United States of America.

            "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into any additional shares of Capital Stock of any class of such Person.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by

                                Credit Agreement
the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "euro" means the single currency of Participating Member States of the European Union.

            "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to (a) in the case of a Syndicated Loan or a Syndicated Borrowing, the Adjusted LIBO Rate, or (b) in the case of a Competitive Loan or a Competitive Borrowing, the LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.17(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means the chief financial officer or treasurer of the Borrower.

                                Credit Agreement

            "Fixed Rate" means, with respect to any Competitive Loan (other than a Competitive Eurocurrency Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid. When used in reference to any Loan or Borrowing, "Fixed Rate" refers to whether such Loan, or the Loans constituting such Borrowing, are Competitive Loans bearing interest at a Fixed Rate.

            "Foreign Currency" means at any time any Currency other than Dollars.

            "Foreign Currency Equivalent" means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                                Credit Agreement

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and
(k) all mandatorily redeemable preferred stock of such Person, provided that for purposes of calculating the Consolidated Leverage Ratio and Consolidated Total Capitalization only, "Indebtedness" shall not include contingent obligations under clauses (i) and (j) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Interest Election Request" means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.08.

            "Interest Payment Date" means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period for a Eurocurrency Loan of more than three months' duration, each successive date of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period therefor and, in the case of any Interest Period for a Fixed Rate Loan of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each successive date of such Interest Period that occurs at 90-day intervals after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Loan and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

            "Interest Period" means:

            (a) for any Syndicated Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, with respect to such portion of any Syndicated Eurocurrency Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Commitment Termination Date, a

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
      period of less than one month's duration commencing on the date of such Loan or Borrowing and ending on the Commitment Termination Date, as specified in the applicable Borrowing Request or Interest Election Request;

            (b) for any Competitive Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, with respect to such portion of any Competitive Eurocurrency Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Commitment Termination Date a period of less than one month's duration commencing on the date of such Loan or Borrowing and ending on the Commitment Termination Date, as specified in the applicable Competitive Bid Request; and

            (c) for any Fixed Rate Loan or Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Loan or Borrowing and ending on the date specified in the applicable Competitive Bid Request;

provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to a Eurocurrency Borrowing (other than an Interest Period pertaining to a Eurocurrency Borrowing denominated in a Foreign Currency that ends on the Commitment Termination Date that is permitted to be of less than one month's duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and, in the case of a Syndicated Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

            "Investment" means, for any Person: (a) the ownership of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; (b) any deposit with, or advance, loan or other extension of credit to, any other Person including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of (i) inventory or supplies by such Person in the ordinary course of business or (ii) accounts receivable in connection with any Receivables Securitization Program; (c) any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) any Swap Agreement, provided that "Investment" shall not include any short-term investments of a liquid nature.

                                Credit Agreement

            "Issuing Lender" means each of JPMCB, Wachovia Bank, National Association and each other Lender designated by the Borrower as an "Issuing Lender" hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of one or more Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(j), in each case so long as such Person shall remain an Issuing Lender hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "JPMCB" means JPMorgan Chase Bank.

            "LC Disbursement" means a payment made by an Issuing Lender pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

            "LIBO Rate" means, for the Interest Period for any Eurocurrency Borrowing denominated in any Currency, the rate appearing on the Screen at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as LIBOR for deposits denominated in such Currency with a maturity comparable to such Interest Period. In the event that such rate is not available on the Screen at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which deposits in such Currency in the amount of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                                Credit Agreement

            "LIBOR" means, for any Currency, the rate at which deposits denominated in such Currency are offered to leading banks in the London interbank market.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means, collectively, this Agreement and the Letter of Credit Documents.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Local Time" means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

            "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

            "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loans Documents or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent, the Issuing Lenders or the Lenders thereunder.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.

            "MCR Cost" means, with respect to any Lender, the cost imputed to such Lender of compliance with the Mandatory Cost Rate requirements of the Bank of England during the relevant period, determined in accordance with Annex I.

                                Credit Agreement

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "Participating Member State" means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                                Credit Agreement

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Principal Financial Center" means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

            "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

            "Receivables Securitization Program" has the meaning set forth in
Section 6.02(e).

            "Register" has the meaning set forth in Section 9.04.

            "Regulation D", "Regulation T", "Regulation U" and "Regulation X" shall mean, respectively, Regulation D, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time (provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Credit Exposures in determining the Required Lenders).

            "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                                Credit Agreement

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any Equity Rights with respect to any such shares of Capital Stock of the Borrower.

            "Screen" means, for any Currency, the relevant display page for LIBOR for such Currency (as determined by the Administrative Agent) on the Telerate Service; provided that, if the Administrative Agent determines that there is no such relevant display page for LIBOR for such Currency, "Screen" shall mean the relevant display page for LIBOR for such Currency (as determined by the Administrative Agent) on the Reuter Monitor Money Rates Service.

            "SEC" means the United States Securities and Exchange Commission or any successor agency.

            "Statutory Reserve Rate" means, for the Interest Period for any Syndicated Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Sterling" means the lawful currency of the United Kingdom.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

            "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or

                                Credit Agreement
economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

            "Swedish Krona" means the lawful currency of the Kingdom of Sweden.

            "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

            "Swingline Lender" means JPMCB, in its capacity as lender of Swingline Loans hereunder.

            "Swingline Loan" means a Loan made pursuant to Section 2.05.

            "Syndicated", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            "Yen" means the lawful currency of Japan.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans - may be classified and referred to by Class (e.g., a "Competitive Loan"), by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Competitive Eurocurrency Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Competitive Borrowing"), by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Competitive Eurocurrency Borrowing"). Loans and Borrowings may also be identified by Currency.

                                Credit Agreement

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in
Article VI, the Borrower will not change the last day of its fiscal year and fiscal quarters in effect on the date hereof.

            SECTION 1.05. Currencies; Currency Equivalents.

            (a) At any time, any reference in the definition of the term "Agreed Foreign Currency" or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in the last sentence of Section 2.18(a), for purposes of determining (i) whether the amount of any Borrowing, together with all other Borrowings then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Commitments, (ii) the aggregate unutilized amount of the Commitments and (iii) the outstanding aggregate principal amount of Borrowings, the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term "Interest Period").

                                Credit Agreement

            (b) Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

            (c) Each obligation hereunder of any party hereto that is denominated in a Currency of a country that is not a Participating Member State on the date hereof shall, effective from the date on which such country becomes a Participating Member State, be redenominated in euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in euro or such Currency, such party shall be entitled to pay or repay such amount either in euro or in such Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such country becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor. Without prejudice to the respective liabilities of the Borrower to the Lenders and of the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify in writing to the Borrower to be necessary or appropriate to reflect the introduction or changeover to the euro in any country that becomes a Participating Member State after the date hereof.

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Syndicated Loans in Dollars or in any Agreed Foreign Currency to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Credit Exposure exceeding such Lender's Commitment, (b) the sum of the total Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the aggregate amount of the Commitments or (c) the aggregate principal amount of Syndicated Loans denominated in the Agreed Foreign Currencies exceeding $200,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Syndicated Loans.

                                Credit Agreement

            SECTION 2.02. Loans and Borrowings.

            (a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Currency and Type made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in
Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Type of Loans. Subject to Section 2.14, (i) each Syndicated Borrowing shall be constituted entirely of ABR Loans or of Eurocurrency Loans denominated in a single Currency as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be constituted entirely of Eurocurrency Loans or Fixed Rate Loans denominated in a single Currency as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each ABR Loan (whether a Syndicated Loan or a Swingline Loan) shall be denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) Minimum Amounts; Limitation on Number of Borrowings. Each Syndicated Eurocurrency Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, or, in the case of a Syndicated Eurocurrency Borrowing denominated in a Foreign Currency, in an aggregate amount as agreed by the Administrative Agent. Each Syndicated ABR Borrowing shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000; provided that a Syndicated ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate amount of the Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.06(f). Each Competitive Borrowing shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $1,000,000. Each Swingline Loan shall be in an amount equal to $2,500,000 or a larger multiple of $500,000. Borrowings of more than one Class, Currency and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Syndicated Eurocurrency Borrowings outstanding.

            (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Syndicated Eurocurrency Borrowing) any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.

            SECTION 2.03. Requests for Syndicated Borrowings.

            (a) Notice by the Borrower. To request a Syndicated Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Syndicated Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Syndicated Eurocurrency Borrowing denominated in a Foreign Currency, not later than 11:00 a.m., London

                                Credit Agreement
time, three Business Days before the date of the proposed Borrowing or (iii) in the case of a Syndicated ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Syndicated ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

            (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

            (i) the aggregate amount and Currency of the requested Borrowing;

            (ii) the date of such Borrowing, which shall be a Business Day;

            (iii) in the case of a Syndicated Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

            (iv) in the case of a Syndicated Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

            (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

            (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            (d) Failure to Elect. If no election as to the Currency of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be denominated in Dollars. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing unless an Agreed Foreign Currency has been specified, in which case the requested Syndicated Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency. If no Interest Period is specified with respect to any requested Syndicated Eurocurrency Borrowing, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be made instead as a Syndicated ABR Borrowing, and
(ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            SECTION 2.04. Competitive Bid Procedure.

            (a) Requests for Bids by the Borrower. Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request

                                Credit Agreement

Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans denominated in Dollars or in any Foreign Currency; provided that (i) the aggregate principal amount of all outstanding Competitive Loans at any time shall not exceed $100,000,000 and (ii) the sum of the total Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the aggregate amount of the Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, four Business Days (or, in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, 11:00 a.m., London time, five Business Days) before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day (or, in the case of a Fixed Rate Borrowing denominated in a Foreign Currency, 10:00 a.m., London time, four Business Days) before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

            (i) the aggregate amount and Currency of the requested Borrowing;

            (ii) the date of such Borrowing, which shall be a Business Day;

            (iii) the maturity date of such Borrowing, which date shall not be less than seven days or more than 360 days after the date of such Borrowing;

            (iv) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

            (v) the Interest Period for such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

            (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

            (b) Making of Bids by Lenders. Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Competitive Eurocurrency Borrowing, not later than 9:30 a.m., New York City time, three

                                Credit Agreement

Business Days (or, in the case of a Competitive Eurocurrency Borrowing denominated in a Foreign Currency, 9:30 a.m., London time, four Business Days) before the proposed date of such Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time (or, in the case of a Fixed Rate Borrowing denominated in a Foreign Currency, 9:30 a.m., London time), on the proposed date of such Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender of such rejection as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be $5,000,000 or a larger multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Competitive Bid Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period for each such Loan and the last day thereof.

            (c) Notification of Bids by Administrative Agent. The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

            (d) Acceptance of Bids by the Borrower. Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Competitive Eurocurrency Borrowing, not later than 10:30 a.m., New York City time, three Business Days (or, in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, 2:00 p.m., London time, four Business Days) before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time (or, in the case of a Fixed Rate Borrowing denominated in a Foreign Currency, 10:30 a.m., London time), on the proposed date of the Competitive Borrowing; provided that
(i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) of this proviso, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) of this proviso, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a principal amount of $5,000,000 or a larger multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) of the first proviso of this paragraph, such Competitive Loan may be in an amount of $1,000,000 or any multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to such clause
(iv) the amounts

                                Credit Agreement
shall be rounded to multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

            (e) Notification of Acceptances by the Administrative Agent. The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

            (f) Bids by the Administrative Agent. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

            SECTION 2.05. Swingline Loans.

            (a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in Dollars, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the sum of the total Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the aggregate amount of the Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

            (b) Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business
Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f), by remittance to the respective Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

            (c) Participations by Lenders in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender,

                                Credit Agreement
specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section
2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

            SECTION 2.06. Letters of Credit.

            (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request any Issuing Lender to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or in any Agreed Foreign Currency for its own account in such form as is acceptable to such Issuing Lender in its reasonable determination. Subject to the terms and conditions hereof, each letter of credit issued by an issuing bank that is an Issuing Lender hereunder which is outstanding on the Effective Date and designated to be continued hereunder in Schedule 2.06 shall automatically be continued hereunder on the Effective Date by such issuing bank as an Issuing Lender hereunder, and as of the Effective Date the Lenders shall acquire a participation therein as if such letter of credit were issued hereunder, and each such letter of credit shall be deemed a Letter of Credit for all purposes of this Agreement as of the Effective Date. Letters of Credit issued hereunder shall constitute utilization of the Commitments.

            (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Lender) to the relevant Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying

                                Credit Agreement
the date of issuance, amendment, renewal or extension (which shall be a Business
Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and Currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the respective Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Account Party shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $50,000,000 and (ii) the sum of the total Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the aggregate amount of the Commitments.

            (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Commitment Termination Date.

            (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

            In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the respective Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by an Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.07

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
                                      -28-

with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount in Dollars equal to such LC Disbursement (or, in the case of any LC Disbursement made in a Currency other than Dollars in respect of a Letter of Credit denominated in an Agreed Foreign Currency, the Dollar Equivalent of such LC Disbursement) not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that if such LC Disbursement is not less than (x) $5,000,000 in the case of a Syndicated ABR Borrowing and (y) $2,500,000 in the case of a Swingline Loan, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Syndicated ABR Borrowing in Dollars or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Syndicated ABR Borrowing or Swingline Loan.

            If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement (or the Dollar Equivalent thereof, as applicable), the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

            (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                                Credit Agreement

            Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the respective Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

            (i) an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit, provided that each Lender and the Borrower agree that no Issuing Lender shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the terms of the applicable Letter of Credit) or ascertain or inquire as to the validity or accuracy of any such document or the authority of the person or entity executing or delivering same;

            (ii) an Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

            (iii) this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, no Issuing Lender shall be liable, in the absence of its own gross negligence or willful misconduct, for any action taken or not taken by it at the request of the Required Lenders or the Administrative Agent.

            (h) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving

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
                                      -30-

such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

            (i) Interim Interest. If the Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest in Dollars, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement as provided in paragraph (f) of this Section, at the rate per annum then applicable to Syndicated ABR Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for account of such Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment.

            (j) Additional Issuing Lenders; Termination of Issuing Lenders. An Issuing Lender may be added, or an existing Issuing Lender may be terminated, under this Agreement at any time by written agreement between the Borrower, the Administrative Agent and the relevant Issuing Lender. The Administrative Agent shall notify the Lenders of any such addition or termination. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for account of the Issuing Lender being terminated pursuant to Section 2.12(b). From and after the effective date of any such addition, the new Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter. After the termination of an Issuing Lender hereunder, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to any outstanding Letters of Credit issued by it prior to such termination, but shall not be required to issue any new Letters of Credit or to renew or extend any such outstanding Letters of Credit.

            (k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or
(ii) the Borrower shall be required to provide cover for LC Exposure pursuant to
Section 2.11, the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a "securities account" (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to (x) in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon plus 5% of the LC Exposure as of such date with respect to Letters of Credit denominated in any Foreign Currency and (y) in the case of cover pursuant to Section 2.11, the amount required under Section 2.11; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement, and for this

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
                                      -31-

purpose the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in such collateral account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

            SECTION 2.07. Funding of Borrowings.

            (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that Syndicated ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f) shall be remitted by the Administrative Agent to the respective Issuing Lender.

            (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.08. Interest Elections.

            (a) Elections by the Borrower for Syndicated Borrowings. The Loans constituting each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Syndicated Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Syndicated Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided that (i) a Syndicated Borrowing denominated in one Currency may not be continued as, or converted to, a Syndicated Borrowing in a different Currency, (ii) no Syndicated Eurocurrency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the sum of the Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the aggregate Commitments, and (iii) a Syndicated Eurocurrency Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. The Borrower may

                                Credit Agreement
elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

            (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

            (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

            (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

            (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Syndicated Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Syndicated ABR Borrowing, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing

                                Credit Agreement

(A) no outstanding Syndicated Borrowing denominated in Dollars may be converted to or continued as a Syndicated Eurocurrency Borrowing, (B) unless repaid, each Syndicated Eurocurrency Borrowing denominated in Dollars shall be converted to a Syndicated ABR Borrowing at the end of the Interest Period therefor and (C) no outstanding Syndicated Eurocurrency Borrowing denominated in a Foreign Currency may have an Interest Period of more than one month's duration.

            SECTION 2.09. Changes of Commitments.

            (a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

            (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Syndicated Loans in accordance with Section 2.11, the sum of the total Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the aggregate amount of the Commitments. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this paragraph at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

            (c) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

            (d) Commitment Increases. The Borrower may, at any time by notice to the Administrative Agent, propose an increase in the aggregate amount of the Commitments hereunder (each such proposed increase being a "Commitment Increase") either by having an existing Lender increase its Commitment then in effect (each an "Increasing Lender") or by adding as a new Lender with a new Commitment hereunder any Person which is not then a Lender (each an "Assuming Lender") in each case with the approval of the Administrative Agent (which shall not be unreasonably withheld), which notice shall specify the name of each Increasing Lender and/or Assuming Lender, as applicable, the amount of the Commitment Increase and the portion thereof being assumed by each such Increasing Lender or Assuming Lender, and the date on which such Commitment Increase is to be effective (the "Commitment Increase Date") (which shall be a Business Day at least three Business Days after delivery of such notice and 30 days prior to the Commitment Termination Date); provided that:

                (i) the minimum amount of the increase of the Commitment of any

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
                                      -34-

            Increasing Lender, and the minimum amount of the Commitment of any Assuming Lender, as part of any Commitment Increase shall be $10,000,000 or a larger multiple of $1,000,000;

                (ii) the aggregate amount of the Commitment Increases under this
            Section 2.09(d) shall not exceed $100,000,000;

                (iii) no Default shall have occurred and be continuing on the relevant Commitment Increase Date or shall result from any Commitment Increase; and

                (iv) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the relevant Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

            Each Commitment Increase (and the increase of the Commitment of each Increasing Lender and/or the new Commitment of each Assuming Lender, as applicable, resulting therefrom) shall become effective as of the relevant Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date, of (A) a certificate of a duly authorized officer of the Borrower stating that the conditions with respect to such Commitment Increase under this paragraph have been satisfied and (B) an agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which, effective as of such Commitment Increase Date, the Commitment of each such Increasing Lender shall be increased and/or each such Assuming Lender shall undertake a Commitment, duly executed by such Increasing Lender or Assuming Lender, as the case may be, and the Borrower and acknowledged by the Administrative Agent. Upon the Administrative Agent's receipt of a fully executed agreement from each Increasing Lender and/or Assuming Lender referred to in clause (B) above, together with the certificate referred to in clause (A) above, the Administrative Agent shall record the information contained in each such agreement in the Register and give prompt notice of the relevant Commitment Increase to the Borrower and the Lenders (including, if applicable, each Assuming Lender). On each Commitment Increase Date, in the event Syndicated Loans are then outstanding, (i) each relevant Increasing Lender and Assuming Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Lenders, as being required in order to cause, after giving effect to such increase and the application of such amounts to make payments to such other relevant Lenders, the Syndicated Loans to be held ratably by all Lenders in accordance with their respective Commitments, (ii) the Borrower shall be deemed to have prepaid and reborrowed all outstanding Syndicated Loans as of such Commitment Increase Date (with such borrowing to consist of the Type of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower in accordance with the requirements of Section 2.03) and (iii) the Borrower shall pay to the Lenders the amounts, if any, payable under Section 2.14 as a result of such prepayment. In no event shall any Lender be obligated to increase its Commitment hereunder.

                                Credit Agreement

            SECTION 2.10. Repayment of Loans; Evidence of Debt.

            (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans as follows:

            (i) to the Administrative Agent for account of the Lenders the outstanding principal amount of the Syndicated Loans on the Commitment Termination Date,

            (ii) to the Administrative Agent for account of the respective Lender the then unpaid principal amount of each Competitive Loan of such Lender on the last day of the Interest Period therefor, and

            (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Syndicated Borrowing or Competitive Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

            (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first), and for these purposes, Competitive Loans shall be deemed to be in the same Class as Syndicated Loans. Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

            (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

            (d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

            (e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative

                                Credit Agreement

Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (f) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.11. Prepayment of Loans.

            (a) Optional Prepayments and Minimum Amounts. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof. Any prepayment pursuant to this Section shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding

            (b) Mandatory Prepayments in respect of Currency Fluctuations. On each Quarterly Date prior to the Commitment Termination Date and promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the sum of the aggregate Credit Exposure plus the aggregate outstanding principal amount of all Competitive Loans. For the purpose of this determination, the outstanding principal or face amount of any Syndicated Loan or Letter or Credit that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of such Syndicated Loan or Letter of Credit, as the case may be, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof. For purposes hereof, "Currency Valuation Notice" means a notice given by the Required Lenders to the Administrative Agent stating that such notice is a "Currency Valuation Notice" and requesting that the Administrative Agent determine the sum of the aggregate Credit Exposure plus the aggregate outstanding principal amount of all Competitive Loans. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period. If, on the date of such determination such sum exceeds 105% of the aggregate amount of the Commitments as then in effect, the Borrower shall, if requested by the Required Lenders (through the Administrative Agent), prepay the Loans (and/or provide cover for LC Exposure as specified in
Section 2.06(k)) in such amounts as shall be necessary so that after giving effect thereto the sum of the aggregate Credit Exposure plus the aggregate outstanding principal amount of all Competitive Loans does not exceed the Commitments. Any prepayment pursuant to this paragraph shall be applied to reduce the aggregate amount of the Commitments (and to the extent that, after giving effect to such reduction, the sum of the total

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
                                      -37-

Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the Commitments, the Borrower shall, first, prepay Swingline Loans, second, prepay Syndicated Loans, third, provide cover for LC Exposure as specified in Section 2.06(k) and fourth, prepay Competitive Loans in an aggregate amount equal to such excess).

            (c) Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Syndicated Eurocurrency Borrowing or of a Competitive Borrowing, not later than 11:00 a.m., New York City time (or, in the case of a Borrowing denominated in a Foreign Currency, 11:00 a.m., London time), three Business Days before the date of prepayment, (ii) in the case of prepayment of a Syndicated ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a prepayment under paragraph (b) of this Section, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.09. Promptly following receipt of any such notice relating to a Syndicated Borrowing or Competitive Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a prepayment under paragraph (b) of this Section. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and shall be made in the manner specified in Section 2.10(b).

            SECTION 2.12. Fees.

            (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date; provided that if such Lender continues to have any Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued facility fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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
                                      -38-

            (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Syndicated Eurocurrency Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the respective Issuing Lender a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Lender on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) in respect of Letters of Credit issued by such Issuing Lender during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable quarterly in arrears on the applicable Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

            (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the respective Issuing Lender, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

            SECTION 2.13. Interest.

            (a) ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

            (b) Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Syndicated Eurocurrency Borrowing, the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate, or (ii) in the case of a Competitive Eurocurrency Borrowing, the LIBO Rate for the Interest Period for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

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
                                      -39-

            (c) Fixed Rate Loans. Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

            (d) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

            (e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Syndicated Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Syndicated Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

            (f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing (the Currency of such Borrowing herein called the "Affected Currency"):

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (in the case of a Syndicated Eurocurrency Borrowing) or the LIBO Rate (in the case of a Competitive Eurocurrency Borrowing) for the Affected Currency for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Competitive Eurocurrency Borrowing, any Lender that is required to make a Loan included in such Borrowing) that the Adjusted LIBO Rate (in the case of a Syndicated Eurocurrency Borrowing) or the LIBO Rate (in the case of a Competitive Eurocurrency Borrowing) for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their respective Loans (or its Loan) included in such Borrowing for such Interest Period;

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
                                      -40-

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Syndicated Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective and, if the Affected Currency is Dollars, such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, a Syndicated ABR Borrowing, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Syndicated Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as a Syndicated ABR Borrowing, (iii) if the Affected Currency is a Foreign Currency, any Borrowing Request that requests a Syndicated Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective and (iv) any request by the Borrower for a Competitive Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective; provided that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Competitive Eurocurrency Borrowings denominated in the Affected Currency may be made to Lenders that are not affected thereby.

            SECTION 2.15. Increased Costs.

            (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender; or

            (ii) impose on any Lender or any Issuing Lender or the London interbank market any other condition directly affecting this Agreement or Eurocurrency Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered. Notwithstanding anything in this clause (a) to the contrary, this clause (a) shall not apply to Taxes, which shall be governed solely by Section 2.17.

            (b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Lender's capital or on the capital of such Lender's or such Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing

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
                                      -41-

Lender or such Lender's or such Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Lender's policies and the policies of such Lender's or such Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company for any such reduction suffered.

            (c) Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth such Lender's or Issuing Lender's good faith determination of the amount or amounts, in Dollars, necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

            (e) Competitive Loans. Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this
Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

            SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Syndicated Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(c) and is revoked in accordance therewith),
(d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment as a result of a request by the Borrower pursuant to Section 2.19(b) of any Syndicated Eurocurrency Loan other than on the last day of an Interest Period therefor or of any Competitive Loan, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a

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
                                      -42-

deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Currency (in the case of a Syndicated Eurocurrency
Loan) or the LIBO Rate for such Currency (in the case of a Competitive Eurocurrency Loan) for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth such Lender's good faith determination of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.17. Taxes.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower

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
                                      -43-

shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Each such Foreign Lender shall also deliver to the Borrower (with a copy to the Administrative Agent) such further documentation on or before the date that any documentation previously delivered to the Borrower hereunder shall expire or become obsolete and after the occurrence of any event requiring a change in such previously delivered documentation.

            (f) Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

            SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

            (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent's Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender or the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the

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
                                      -44-

appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including facility fees, payments required under Section 2.15, and payments required under Section 2.16 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.16, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

            (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing shall be made from the Lenders, each payment of facility fee under Section 2.12 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.09 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Syndicated Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Syndicated Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Syndicated Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them; and
(iv) each payment of interest on Syndicated Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

            (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans or participations in LC Disbursements or Swingline Loans

                                Credit Agreement
resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or an Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

            (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(f), 2.07(b) or 2.18(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

            (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its

                                Credit Agreement
offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, each Issuing Lender and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lenders that:

            SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and

                                Credit Agreement
delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

            SECTION 3.04. Financial Condition; No Material Adverse Change.

            (a) Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for each of the fiscal years ended December 29, 2002 and December 28, 2003, reported on by PricewaterhouseCoopers, LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 28, 2004, certified by a Financial Officer of the Borrower. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the financial statements referred to in clause (ii) of the first sentence of this paragraph.

            (b) No Material Adverse Change. Since December 28, 2003, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

            SECTION 3.05. Properties.

            (a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to (i) Liens permitted by
Section 6.02 and (ii) defects in title that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect

            (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                                Credit Agreement

            SECTION 3.06. Litigation and Environmental Matters.

            (a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

            (b) Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            (c) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

            SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all Requirements of Law and all Contractual Obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all

                                Credit Agreement
accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to the Borrower, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or estimates, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            SECTION 3.12. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

            SECTION 3.13. Subsidiaries and Investments.

            (a) Subsidiaries. Set forth in Part A of Schedule 3.13 is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule 3.13, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule 3.13, (y) all of the issued and outstanding Capital Stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

            (b) Investments. Set forth in Part B of Schedule 3.13 is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule 3.13) held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (i) the identity of the Person or Persons holding such Investment and (ii) the nature of such Investment. Except as disclosed in Part B of Schedule 3.13, each of the Borrower and its Subsidiaries owns, free and clear of all Liens, all such Investments.

                                Credit Agreement

                                   ARTICLE IV

                                   CONDITIONS

            SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

            (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

            (b) Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Saul Ewing LLP, counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

            (c) Opinion of Special New York Counsel to JPMCB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, substantially in the form of Exhibit C (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

            (d) Organizational Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower and its Subsidiaries, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.

            (f) Other Documents. Such other documents as the Administrative Agent or special New York counsel to JPMCB may reasonably request.

            The obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees and expenses as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York

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
                                      -51-

counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

            The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to 3:00 p.m., New York City time, on July 30, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 4.02. Each Credit Event. The obligation of each Lender to make any Loan, and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

            (a) the representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; and

            (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

            SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each Lender:

            (a) within 75 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers, LLP, or other independent public accountants of

                                Credit Agreement
      recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or within 60 days after the end of the fiscal quarter ending on September 30, 2004), the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(g), 6.02(e), 6.04(d), 6.04(f), 6.05 and 6.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section
      3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) promptly following any reasonable request by the Administrative Agent therefor, delivery of (i) a certificate of the accounting firm that reported on any financial statements under clause (a) of this Section stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and (ii) management review letters, if any, received by the Borrower from such accounting firm in connection with such examination;

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally; and

            (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.02. Notices of Material Events. The Borrower will furnish to the

                                Credit Agreement

Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $20,000,000;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

            (d) any other development that has, or could reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

            SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations (other than Indebtedness), including tax liabilities, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) failure to make such payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.05. Maintenance of Properties and Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (b) keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto).

            SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all

                                Credit Agreement
dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times, provided that (i) any such visits or inspections at any time a Default has occurred or is continuing shall be at the expense of the Borrower and at any other time at the expense of the Administrative Agent or such Lender, as the case may be, and (ii) the Administrative Agent and each Lender shall be limited to one such visit or inspection each during any fiscal year, except that such limitation shall not apply at any time a Default has occurred or is continuing.

            SECTION 5.07. Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law (including all Environmental Laws) and all Contractual Obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.08. Use of Loan Proceeds and Letters of Credit. The proceeds of the Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries including Acquisitions permitted hereunder. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X. Letters of Credit will be issued only for use in the ordinary course of business of the Borrower and its Subsidiaries.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

            SECTION 6.01. Subsidiary Indebtedness. The Borrower will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness outstanding on the date hereof and listed in
      Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

            (b) Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary;

            (c) Indebtedness or other obligations of any Subsidiary under trade letters of credit and surety or other bonds incurred in the ordinary course of business of such

                                Credit Agreement

      Subsidiary in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

            (d) Indebtedness (including Capital Lease Obligations) secured by Liens permitted under Section 6.02(d) in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

            (e) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

            (f) Indebtedness secured by Liens permitted under Section 6.02(e);
      and

            (g) other Indebtedness in an aggregate principal amount not to exceed 10% of Consolidated Net Worth at any time outstanding.

            SECTION 6.02. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Permitted Encumbrances;

            (b) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and listed on Schedule 6.02, provided that any such Lien shall secure only those obligations which it secures on the date hereof and any extensions, renewals and replacements thereof shall not increase the outstanding principal amount thereof;

            (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) no such Lien shall extend to any other property or assets of the Borrower or any Subsidiary and
      (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

            (d) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 6.01(d) to finance the acquisition, construction or improvement of fixed or capital assets; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) no such Lien shall extend to any property or assets of the Borrower or any Subsidiary other than the property financed by such Indebtedness;

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
                                      -56-

            (e) Liens covering accounts receivable and related rights of the Borrower, its Subsidiaries and any special purpose entity issuing Indebtedness under a securitization transaction or program with respect to such accounts receivable and related rights (a "Receivables Securitization Program"), provided that (i) the Indebtedness of such special purpose entity is recourse only to its assets (and not to the assets of the Borrower or any Subsidiary other than such special purpose entity), (ii) the aggregate principal amount of such Indebtedness shall not at any time exceed 10% of Consolidated Total Capitalization at such time and (iii) no such Lien shall extend to any other property of the Borrower and its Subsidiaries; and

            (f) Liens incurred by the Borrower or any Subsidiary, in addition to Liens incurred under the foregoing clauses (a) through (e) of this Section, provided that neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto shall exceed (as to the Borrower and all Subsidiaries) $20,000,000 at any time outstanding.

            SECTION 6.03. Fundamental Changes. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or with or into any other Subsidiary;

            (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any other Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by
      Section 6.04;

            (c) any acquisition expressly permitted under Section 6.05 may be structured as a merger, consolidation or amalgation; and

            (d) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

            SECTION 6.04. Dispositions of Property. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any property, whether now owned or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

            (a) the Disposition in the ordinary course of business of the Borrower and its Subsidiaries (including Dispositions of obsolete or worn-out property no longer required or useful in the business or operations of the Borrower or any of its Subsidiaries);

            (b) Dispositions permitted by Sections 6.03(b)(i) or (d);

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
                                      -57-

            (c) the sale or issuance of Capital Stock of any Subsidiary to the Borrower or any other Subsidiary;

            (d) Dispositions with respect to the Receivables Securitization Program, provided that the aggregate principal amount of Indebtedness related to any such Receivables Securitization Program shall not at any time exceed 10% of Consolidated Total Capitalization at such time;

            (e) Dispositions of property or assets by the Borrower or any Subsidiary to the extent that, as part of the same transaction or a series of related transactions, such property or assets are within 365 after the date of such Disposition leased by the Borrower or such Subsidiary as lessee for use in the business of the Borrower and its Subsidiaries; and

            (f) Dispositions of property for fair market value not covered by the foregoing clauses (a) through (e) of this Section, provided that with respect to any Disposition (or any series of related Dispositions) in excess of $15,000,000, either (i) at the time of such Disposition, the aggregate book value of the properties and assets thereof, taken together with the aggregate amount of all prior Dispositions in excess of $15,000,000 pursuant to this clause (f)(i), shall not exceed 15% of Consolidated Total Assets as at the end of the most recently ended fiscal quarter or fiscal year for which financial statements have been furnished pursuant to Section 5.01 (after giving pro forma effect to any Disposition made pursuant to this clause (f)(i) since the date of such financial statements) or (ii) within 365 days after such Disposition, the proceeds thereof (net of ordinary and reasonable out-of-pocket costs and expenses actually incurred in connection with such Disposition and any repayment of Indebtedness of the Borrower or the relevant Subsidiary, as applicable, related to the property that is the subject of such Disposition) are used to purchase productive assets for use by the Borrower or any Subsidiary in their business.

            SECTION 6.05. Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Acquisition except any Acquisition where (a) such Acquisition, if the Acquired Entity is a publicly held corporation, shall have been approved by the board of directors of such Acquired Entity, (b) after giving effect to any such Acquisition of Capital Stock, the Acquired Entity becomes a direct or indirect Subsidiary of the Borrower; (c) the Acquired Entity is engaged in a line of business in accordance with the requirements of Section 6.10; (d) both immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing; and (e) after giving pro forma effect to such Acquisition the Consolidated Leverage Ratio shall not exceed 3.00 to 1.0 (the determination of such compliance to be calculated on a pro forma basis under the assumption that such Acquisition shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period).

            SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment if, at the time of such declaration or payment, a Default shall have occurred and be continuing.

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
                                      -58-

            SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from a Person that is not an Affiliate and (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate.

            SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any property to the Borrower or any other Subsidiary; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement, (b) restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale (provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder).

            SECTION 6.09. Certain Financial Covenants.

            (a) Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio to exceed at any time 3.5 to 1.0.

            (b) Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio to be less than 3.0 to 1.0 on the last day of any fiscal quarter of the Borrower.

            SECTION 6.10. Lines of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Borrower and its Subsidiaries taken as a whole would then be engaged would be substantially changed from the general nature of the business in which the Borrower and its Subsidiaries taken as a whole are engaged as of the date hereof.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

            If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due

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
                                      -59-

      and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

            (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

            (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

            (f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness beyond any period of grace provided with respect thereto;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or (with or without the giving of notice, the lapse of time or both) permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall

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
                                      -60-

      continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; or

            (m) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

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
                                      -61-

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

            Each of the Lenders and the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

            The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the

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
                                      -62-

proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

            Notwithstanding anything herein to the contrary the Joint Bookrunners and the

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
                                      -63-

Joint Lead Arrangers, the Syndication Agents and the Documentation Agent named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (i) if to the Borrower, to Teleflex Incorporated, 155 South Limerick Road, Limerick, Pennsylvania 19468, Attention of C. Jeffrey Jacobs, Treasurer (Telecopy No. (610) 948-6723; Telephone No. (610) 948-2892) with a copy to Joan W. Schwartz, Esquire, Associate General Counsel (Telecopy No. (610) 948-2011; Telephone No. (610) 948-2812);

            (ii) if to the Administrative Agent, to JPMorgan Chase Bank, 1111 Fannin Street, 10th Floor, Houston, Texas 77002-8069, Attention: Candace Grayson (Telephone No. (713) 750-7904; Telecopy No. (713) 750-2938) and,
      if such notice or other communication relates to borrowings of, or payments or prepayments of, or the duration of Interest Periods for, Loans denominated in a Foreign Currency, also to J.P. Morgan Europe Limited, 125 London Wall, EC2Y5AJ London, England, Attention: James Beard (Telecopy No. + 44-207- 777 2360 / 2085; Telephone No. + 44-207- 777 2355), in each case with a copy to JPMorgan Chase Bank, 277 Park Avenue, New York, New York 10172, Attention: Lee Brennan (Telecopy No. (646) 534-0692; Telephone No.
      (212) 622-3622);

            (iii) if to JPMCB as Issuing Lender, to JPMorgan Chase Bank, 10420 Highland Manor Drive, 4th Floor, Tampa, Florida 33610, Attention: Joe Borello (Telephone No. (813) 432-6331; Telecopy No. (813) 432-5162), with a copy to JPMorgan Chase Bank, 277 Park Avenue, New York 10172, Attention:
      Lee Brennan (Telecopy No. (646) 534-0692; Telephone No. (212) 622-3622);

            (iv) if to any other Issuing Lender, to it at its address as provided in writing to the Administrative Agent and the Borrower;

            (v) if to the Swingline Lender, to JPMorgan Chase Bank, 1111 Fannin Street, 10th Floor, Houston, Texas 77002-8069, Attention: Candace Grayson (Telephone No. (713) 750-7904; Telecopy No. (713) 750-2938); and

            (vi) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

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
                                      -64-

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            SECTION 9.02. Waivers; Amendments.

            (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

            (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

            (i) increase the Commitment of any Lender without the written consent of such Lender,

            (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

            (iii) extend or postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date

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
                                      -65-

      of expiration of any Commitment, without the written consent of each Lender affected thereby,

            (iv) change Section 2.18(c) or (d) in a manner that would alter the pro rata treatment requirements thereunder, without the written consent of each Lender, or

            (v) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Lender or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Lender or the Swingline Lender, as the case may be.

            SECTION 9.03. Expenses; Indemnity; Damage Waiver.

            (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

            (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

                                Credit Agreement

(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, an Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Lender or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Lender or the Swingline Lender in its capacity as such. To the extent that following any such payment by the Lenders the Borrower subsequently reimburses any amounts received by the Administrative Agent, an Issuing Lender or the Swingline Lender pursuant to this paragraph (c), the Administrative Agent or such Issuing Lender or Swingline Lender, as applicable, shall reimburse each Lender in an amount equal to its Applicable Percentage of the amount reimbursed by the Borrower.

            (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

            SECTION 9.04. Successors and Assigns.

            (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender or Issuing Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the affiliates, directors, officers, employees, attorneys and agents of each of the

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
                                      -67-

Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Assignments by Lenders.

            (i) Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time held by it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

                  (B) the Administrative Agent, provided that no consent of the
            Administrative Agent shall be required for an assignment to a Lender;

                  (C) the Swingline Lender; and

                  (D) each Issuing Lender.

            (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an
            Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each

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
                                      -68-

      Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph
      (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, each Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c)(i) Any Lender may, without the consent of the Borrower, the Administrative Agent, each Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such

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
                                      -69-

Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement

                                Credit Agreement
shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.09. Governing Law; Jurisdiction; Etc.

            (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

            (c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties

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
                                      -71-

hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.11. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the "Specified Currency"), and payment in New York City or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

                                Credit Agreement

            SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.13. Treatment of Certain Information; Confidentiality.

            (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            (b) Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received in writing from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                                Credit Agreement

            SECTION 9.14. Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

                                Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     TELEFLEX INCORPORATED

                                     By /s/ C. Jeffrey Jacobs
                                        ----------------------------------------
                                        Name:  C. Jeffrey Jacobs
                                        Title: Treasurer

                                     U.S. Tax Identification No.: 23-1147939

                                Credit Agreement

                                     LENDERS

JPMORGAN CHASE BANK,                         ALLIED IRISH BANKS, P.L.C.
  as Lender, Issuing Lender, Swingline
   Lender and Administrative Agent

By /s/  Lee P. Brenan                        By /s/  Aine Shannon
   ---------------------------------            --------------------------------
   Name:  Lee P. Brennan                        Name:  Aine Shannon
   Title: Vice President                        Title: Senior Vice President

BANCA DI ROMA NEW YORK                       BANK OF AMERICA, N.A.
  BRANCH

By /s/ G. Lanzoni                            By /s/ John Walkiewicz
   ---------------------------------            --------------------------------
   Name:  G. Lanzoni                            Name:  John Walkiewicz
   Title: Asst. Treasurer                       Title: Vice President

By /s/ A. Paoli
   --------------------------
   Name:  A. Paoli
   Title: Vice President

CALYON NEW YORK BRANCH                       CITIZENS BANK OF PENNSYLVANIA

By /s/ James Gibson                          By /s/ Devon Starks
   ---------------------------------            --------------------------------
   Name:  James Gibson                          Name:  Devon Starks
   Title: Managing Director                     Title: Vice President

By /s/ Scott R. Chappelka
   ---------------------------------
   Name:  Scott R. Chappelka
   Title: Director

COMERICA BANK                                HSBC BANK USA, NATIONAL ASSOCIATION

By /s/ Richard C. Hampson                    By /s/ Adriana Collins
   ---------------------------------            --------------------------------
   Name:  Richard C. Hampson                    Name:  Adriana Collins
   Title: Vice President                        Title: Vice President

                                Credit Agreement

KBC BANK N.V.                                MANUFACTURERS AND TRADERS
                                               TRUST COMPANY

By /s/ Jean-Pierre Diels                     By /s/ Brian J. Sohocki
   ---------------------------------            --------------------------------
   Name:  Jean-Pierre Diels                     Name:  Brian J. Sohocki
   Title: First Vice President                  Title: Officer

By /s/ Wei-Chun Wang
   ---------------------------------
   Name: Wei-Chun Wang
         Assistant Vice President

MIZUHO CORPORATE BANK, LTD.                  PNC BANK, NATIONAL ASSOCIATION

By /s/ Bertram H. Tang                       By /s/ Frank Pugliese
   ---------------------------------            --------------------------------
   Name:  Bertram H. Tang                       Name:  Frank Pugliese
   Title: Senior Vice President and             Title: Vice President
          Team Leader

ROYAL BANK OF CANADA                         SOCIETE GENERALE

By /s/ Suzanne Kaicher                       By /s/ Anne-Marie Dumortier
   ---------------------------------            --------------------------------
   Name:  Suzanne Kaicher                       Name:  Anne-Marie Dumortier
   Title: Attorney-In-Fact                      Title: Vice President

THE BANK OF NEW YORK                         THE GOVERNOR AND COMPANY OF THE
                                               BANK OF IRELAND

By /s/ David Csatari                         By /s/ Iain Donovan
   ---------------------------------            --------------------------------
   Name:  David Csatari                         Name:  Iain Donovan
   Title: Vice President                        Title: Manager

                                             By /s/ Gwen Evans
                                                --------------------------------
                                                Name:  Gwen Evans
                                                Title: Manager

                                Credit Agreement

THE ROYAL BANK OF SCOTLAND                   UFJ BANK LIMITED
  PLC

By /s/ Neil Holloway                         By /s/ Garry Weiss
   ---------------------------------            --------------------------------
   Name:  Neil Holloway                         Name:  Garry Weiss
   Title: Senior Corporate Manager              Title: Vice President

WACHOVIA BANK, NATIONAL
  ASSOCIATION

By /s/ James Travagline
   ---------------------------------
   Name:  James Travagline
   Title: Vice President

                                Credit Agreement

                                                                         Annex I

                                    MCR Cost

                 [See definition of "MCR Cost" in Section 1.01]

                       Calculation of Mandatory Cost Rate

1. The MCR Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period for any Loan denominated in Sterling (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender participating in such Loan, in accordance with the paragraphs set out below. The MCR Cost will be calculated by the Administrative Agent as a weighted average of such Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each such Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender will be calculated by the Administrative Agent as follows:

            AB + C(B - D)+ E X 0.01
            ----------------------- per cent. per annum
                 100 - (A + C)

      Where:

      A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which such Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

      B is the percentage rate of interest (excluding the Applicable Margin and the MCR Cost and, if applicable, any additional amount of interest specified in Section 2.13(d)) payable for the relevant Interest Period on the Loan.

      C is the percentage (if any) of Eligible Liabilities which such Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

      D is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

      E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent

                           Annex I to Credit Agreement
            pursuant to paragraph 6 below and expressed in pounds per (pound)1,000,000.

4.    For the purposes of this Schedule:

      (a) "Eligible Liabilities" has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.

      (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

      (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate).

      (d) "Reference Banks" means, collectively, JPMorgan Chase Bank and such other banks as may be appointed by the Administrative Agent in consultation with the Borrower.

      (e) "Special Deposits" has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.

      (f) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

5. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

6. If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by such Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Reference Bank as being the average of the Fee Tariffs applicable to such Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of such Reference Bank.

                         Schedule II to Credit Agreement

                                                                       EXHIBIT A

                       [Form of Assignment and Assumption]

                            ASSIGNMENT AND ASSUMPTION

            This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

            For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit, Guarantees, and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:              ______________________________

2.    Assignee:              ______________________________
                             [and is an Affiliate/Approved Fund of [identify
                             Lender](1)]

3.    Borrower(s):           Teleflex Incorporated

-----------------
(1)   Select as applicable.

                             Assignment and Assumption

4.    Administrative Agent:  JPMorgan Chase Bank, as the administrative agent under the Credit Agreement

5.    Credit Agreement:      The Credit Agreement dated as of July 22, 2004
                             between Teleflex Incorporated, the Lenders parties thereto and JPMorgan Chase Bank, as Administrative
                             Agent for the Lenders, and the other agents parties thereto

6.    Assigned Interest:

                           Aggregate Amount of         Amount of
                          Commitment/Loans for     Commitment/Loans         Percentage Assigned
Facility Assigned             all Lenders(3)          Assigned(2)          of Commitment/Loans(3)          CUSIP Number
-----------------         --------------------     ----------------        ----------------------          ------------
Revolving Credit
Commitment                        $                      $                             %
LC Exposure                       $                      $                             %
Swingline Exposure                $                      $                             %

[7.   Trade Date:            ______________](4)

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                             ASSIGNOR
                                             ----------------------------------
                                             [NAME OF ASSIGNOR]

                                             By: ______________________________
                                                 Title:

                                             ASSIGNEE
                                             ----------------------------------
                                             [NAME OF ASSIGNEE]

                                             By: ______________________________
                                                 Title:

---------------------
(2) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(4) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

                             Assignment and Assumption

Consented to and Accepted:

JPMORGAN CHASE BANK,
  as Administrative Agent,
  as Swingline Lender
  and as Issuing Lender

By _________________________________
   Title:

Consented to:

TELEFLEX INCORPORATED

By _________________________________
   Title:

[NAME OF ISSUING LENDER],
  as Issuing Lender

By _________________________________
   Title:

[NAME OF ISSUING LENDER],
  as Issuing Lender

By _________________________________
   Title:

                             Assignment and Assumption

                                            ANNEX 1 to Assignment and Assumption

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

            1. Representations and Warranties.

            1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

            1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is properly completed and executed documentation prescribed by applicable law as will permit payments to be made under the Credit Agreement without withholding or at a reduced rate; and
(b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective

                      Annex 1 to Assignment and Assumption

Date.

            3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                      Annex 1 to Assignment and Assumption